UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 30, 2006

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, November 30, 2006 reporting results of its operations for the fiscal quarter ended October 31, 2006. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated November 30, 2006



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 30, 2006                  By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated November 30, 2006, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter ended October 31, 2006.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN REPORTS HEALTHY EARNINGS GROWTH FOR THE SECOND QUARTER

First Half Underlying EPS Growth a Strong 9%

Louisville, KY, November 30, 2006 - Brown-Forman Corporation reported earnings per share for its second quarter ended October 31, 2006 of $1.00, up 10% from the same prior year period.(1) The higher earnings reflect volume and profit growth for the Jack Daniel's family of brands and gross profit gains for Southern Comfort, Finlandia and most of the company's other super-premium developing brands, including Sonoma-Cutrer, Tuaca, and Woodford Reserve.

Second quarter earnings benefited from a net $0.08 per share gain related to the sale of an Italian winery completed in conjunction with the company's ongoing efforts to reduce wine costs and improve the performance of Bolla Italian wines. Excluding this net gain and adjusting comparisons for a $0.04 per share reduction in tax expense in the prior-year period, earnings per share grew 7%. (The reduction in tax expense in the prior-year period was related to the utilization of a portion of the capital loss from the sale of Lenox, which offset the capital gain associated with the early termination of the company's Glenmorangie distribution rights reported in last year's first quarter).

--------
(1) All financial and statistical information in this press release relates to continuing operations of the company's business unless otherwise stated. Earnings per share refers to diluted earnings per share.

Revenues grew 10% and gross profit increased 8% in the quarter. Comparisons to the prior year were, as in the previous quarter, affected by distribution changes in Germany and Australia. The company is now responsible for the collection and remittance of excise taxes in these markets. The net effect of these changes reduces the company's reported gross margin. The gross margin on a stripped net sales basis (gross profit as a percentage of net sales excluding excise tax) was 65.3%, up from 64.9% in the prior-year period. Management believes excluding excise tax from the gross margin calculation provides a more meaningful comparison due to the changes in distribution that have occurred in these two markets.

Advertising expenses increased $5 million, or 6% in the quarter as a result of additional investments behind the company's premium global brands. SG&A expenses increased approximately $14 million, or 12%. Approximately $6 million of this growth over the prior-year period was related to the previously mentioned changes in the company's distribution arrangements in Australia and Germany.

Operating income increased $22 million in the quarter, up 14% over the same prior year period, due in part to the previously mentioned net gain on the sale of the company's Italian winery, and gross profit gains, which more than offset increases in both SG&A and brand investments.

Jack Daniel's global depletions(2) grew at a mid-single digit rate in the quarter, with U.S. and international volumes both increasing in the mid-single digits. Solid volume gains in Australia, France, Italy, and Japan offset softness in the quarter for the brand in the UK, Germany, and Spain. Global volumes for Southern Comfort grew at a mid-single digit rate in the quarter, led by continued growth in the U.S. Finlandia volumes grew at a double-digit rate, fueled by continued strong growth in Poland.

--------
(2) Depletions are shipments from wholesale distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand.

For the first six months of the fiscal year, earnings per share were $1.76, up 9% from the $1.62 earned in the same period last year. Year-to-date results benefited from solid growth for Jack Daniel's, Southern Comfort, and improved volume and profits from the Jack Daniel's & Cola ready-to-drink product that is sold primarily in Australia. Underlying earnings per share also increased 9% adjusting comparisons for:

 - profits associated with the early termination of Glenmorangie marketing and distribution rights recorded last year of approximately $0.11 per share;
 - profits recorded this year from the sale of an Italian winery of approximately $0.08 per share;
 - a $0.06 per share benefit of favorable foreign currency fluctuations, and;
 - the impact of changes in global distributor inventories (which negatively affected comparisons by $0.02 per share).


Full-Year Outlook

The company is narrowing the range of its full-year earnings outlook to $3.14 to $3.30 per share, representing forecasted growth of 8% to 14% over adjusted prior-year earnings of $2.90 per share. This outlook includes the current quarter's $0.08 per share gain from the sale of the company's Italian winery and additional benefits from foreign exchange. It also includes expected further reductions in global distributor inventory levels and an expected higher tax rate in the second half of the fiscal year versus the prior-year second half.

This outlook excludes the impact of the company's pending acquisition of Casa Herradura, which was announced on August 28, 2006. As previously communicated, the company projects the acquisition will be dilutive to earnings through fiscal 2009. In fiscal 2007 the company estimates the transaction will dilute earnings in the range of $0.08 to $0.12 per share.

Brown-Forman will host a conference call to discuss second quarter results at 10:00 a.m. (EDT) today. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that the participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, and then click on the link to "Investor Information."

For those unable to participate in the live call, a digital replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 1907926. A digital audio recording of the conference call will also be available on the web page approximately one hour after the conclusion of the conference call. The replays will be available for at least 30 days.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn a significant portion of our profits;
 - lower consumer confidence or purchasing in the wake of catastrophic events;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our industry conspired to promote the consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound, Euro, Australian Dollar, and the Mexican Peso;
 - reduced bar, restaurant, hotel and travel business, including travel retail, in the wake of terrorist attacks;
 - lower consumer confidence or purchasing associated with high energy prices;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a world-wide oversupply of grapes;
 - termination of our rights to distribute and market agency brands included in our portfolio;
 - counterfeit production of our products could adversely affect our intellectual property rights, brand equity and operating results;
 - adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.

                            Brown-Forman Corporation
                      Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                          October 31,
                                      2005           2006         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $665.8         $735.3          10%
   Gross profit                       357.4          385.4           8%
   Advertising expenses                87.4           92.7           6%
   Selling, general, and
    administrative expenses           110.2          123.8          12%
   Other expense (income), net         (0.4)         (13.2)
      Operating income                160.2          182.1          14%
   Interest expense, net                1.3            1.9
      Income before income taxes      158.9          180.2          13%
   Income taxes                        47.1           55.9
      Net income                      111.8          124.3          11%

   Earnings per share:
      Basic                            0.92           1.01          10%
      Diluted                          0.91           1.00          10%


DISCONTINUED OPERATIONS
   Net loss                          $ (3.0)        $ (0.5)

   Loss per share:
      Basic                           (0.03)            --
      Diluted                         (0.03)            --


TOTAL COMPANY
   Net income                        $108.8         $123.8          14%

   Earnings per share:
      Basic                            0.89           1.01          13%
      Diluted                          0.88           1.00          13%


                                     (more)

                            Brown-Forman Corporation
                      Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                        Six Months Ended
                                          October 31,
                                      2005           2006         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                       $1,213.2       $1,375.0          13%
   Gross profit                       660.4          736.7          12%
   Advertising expenses               159.7          174.0           9%
   Selling, general, and
    administrative expenses           220.5          254.7          16%
   Other expense (income), net        (14.2)         (15.3)
      Operating income                294.4          323.3          10%
   Interest expense, net                4.0            3.1
      Income before income taxes      290.4          320.2          10%
   Income taxes                        91.1          102.0
      Net income                      199.3          218.2           9%

   Earnings per share:
      Basic                            1.64           1.78           9%
      Diluted                          1.62           1.76           9%


DISCONTINUED OPERATIONS
   Net loss                          $(77.7)        $ (0.6)

   Loss per share:
      Basic                           (0.64)         (0.01)
      Diluted                         (0.63)         (0.01)


TOTAL COMPANY
   Net income                        $121.6         $217.6          79%

   Earnings per share:
      Basic                            1.00           1.77          78%
      Diluted                          0.99           1.75          78%


                                     (more)

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                 April 30,           October 31,
                                                   2006                  2006
                                                 --------              --------
Assets:
Cash and cash equivalents                        $  474.8              $  222.6
Short-term investments                              159.9                 190.2
Accounts receivable, net                            328.4                 441.7
Inventories                                         523.0                 593.7
Other current assets                                124.0                 107.8
                                                  -------               -------
     Total current assets                         1,610.1               1,556.0

Property, plant, and equipment, net                 428.5                 427.5
Trademarks and brand names                          324.9                 442.1
Goodwill                                            195.4                 324.3
Prepaid pension cost                                146.1                 140.1
Other assets                                         23.2                  35.2
                                                  -------               -------
     Total assets                                $2,728.2              $2,925.2
                                                  =======               =======

Liabilities:
Accounts payable and accrued expenses            $  292.9              $  341.9
Accrued income taxes                                 48.3                  48.5
Short-term borrowings                               225.0                 197.2
Other current liabilities                             2.9                   2.7
                                                  -------               -------
     Total current liabilities                      569.1                 590.3

Long-term debt                                      351.6                 353.7
Deferred income taxes                               132.8                 131.3
Accrued postretirement benefits                      77.9                  81.0
Other liabilities                                    33.7                  19.3
                                                  -------               -------
     Total liabilities                            1,165.1               1,175.6

Stockholders' equity                              1,563.1               1,749.6
                                                  -------               -------

Total liabilities and stockholders' equity       $2,728.2              $2,925.2
                                                  =======               =======

                                     (more)

                            Brown-Forman Corporation
                 Condensed Consolidated Statements of Cash Flows
                              (Dollars in millions)

                                                           Six Months Ended
                                                              October 31,
                                                        2005              2006
                                                       ------            ------
Cash flows from operating activities:
   Continuing operations                               $ 84.0            $105.2
   Discontinued operations                              (18.1)              1.6
                                                       -------           -------
         Cash provided by operating activities           65.9             106.8

Cash flows from investing activities:
   Acquisition of business                                 --            (250.6)
   Short-term investments                                  --             (30.3)
   Proceeds from sale of discontinued operations        196.5                --
   Additions to property, plant, and equipment          (21.0)            (21.2)
   Other                                                 (2.1)             11.3
                                                       -------           -------
         Cash provided by (used for)
          investing activities                         (173.4)           (290.8)

Cash flows from financing activities:
   Net debt repayments                                  (30.0)            (30.2)
   Dividends paid                                       (59.8)            (68.8)
   Other                                                  7.5              30.3
                                                       -------           -------
         Cash used for financing activities             (82.3)            (68.7)

Effect of exchange rate changes
 on cash and cash equivalents                              --               0.5
                                                       -------           -------

Net increase (decrease) in cash and cash equivalents    157.0            (252.2)

Cash and cash equivalents, beginning of period          294.9             474.8
                                                       -------           -------
Cash and cash equivalents, end of period               $451.9            $222.6
                                                       =======           =======


                                     (more)

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                            October 31,
                                                    2005                  2006
                                                   ------                ------

Depreciation and amortization                       $10.9                 $10.5

Excise taxes                                       $115.4                $145.0

Effective tax rate                                  29.7%                 31.0%

Cash dividends paid per common share               $0.245                $0.280

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        122,016               122,873
   - Diluted                                      123,242               124,291


                                                         Six Months Ended
                                                            October 31,
                                                    2005                  2006
                                                   ------                ------

Depreciation and amortization                       $21.7                 $20.7

Excise taxes                                       $213.0                $273.4

Effective tax rate                                  31.4%                 31.9%

Cash dividends paid per common share               $0.490                $0.560

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        121,978               122,742
   - Diluted                                      123,199               124,178


These figures have been prepared in accordance with the company's customary accounting practices.